CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (File No. 2-43384) ("Registration Statement") of our report dated December 11, 1998, relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report for Putnam Convertible Income-Growth Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the caption "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
February 22, 2001